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Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACCPAC INTERNATIONAL, INC.

        ACCPAC INTERNATIONAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        1.    The Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware on October 8, 1997 under the name ACCPAC INTERNATIONAL, INC. and amended, restated and filed the Certificate of Incorporation with the Secretary of State of Delaware on August 6, 2002.

        2.    By unanimous written consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware/in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware at a meeting of stockholders. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:	That the Certificate of Incorporation of the Corporation, as amended to date, be and hereby is amended and restated in its entirety so that the same shall read as follows:

        FIRST:  The name of the Corporation is:

              ACCPAC INTERNATIONAL, INC.

        SECOND:  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

        THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended.

        FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

        1.    General.    The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

        2.    Voting.    The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder. There shall be no cumulative voting.

        3.    Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

        4.    Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.  PREFERRED STOCK.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        FIFTH:  Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        SIXTH:  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-laws. The Corporation's By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors.

        SEVENTH:

        1.    Number, Election and Qualification.    The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors, but in no event shall be less than three. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

        2.    Terms of Office.    Each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected; provided, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

        3.    Removal.    Directors of the corporation may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the votes which all the stockholders would be entitled to cast in any annual election of directors.

        EIGHTH:  Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        NINTH:

        1.    Conduct Of Certain Affairs Of The Corporation.

          (a)  In recognition that the Corporation has ceased to be a wholly-owned subsidiary of Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), but that Computer Associates will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and Computer Associates may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Computer Associates (including possible service of officers and directors of Computer Associates as officers and directors of the Corporation), the provisions of this Article NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Computer Associates and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          (b)  Computer Associates shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither Computer Associates nor any officer or director thereof (except as provided in paragraph (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Computer Associates. In the event that Computer Associates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Computer Associates and the Corporation, Computer Associates shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Computer Associates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

          (c)  In the event that a director or officer of the Corporation who is also a director or officer of Computer Associates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Computer Associates, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

      (i)
      A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Computer Associates, shall belong to the Corporation;

      (ii)
      A corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Computer Associates shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Computer Associates; and

      (iii)
      A corporate opportunity offered to any person who is an officer of both the Corporation and Computer Associates shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Computer Associates.

          (d)  Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

          (e)  For purposes of this Article NINTH only:

              (1)  A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; and

              (2)  (A) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests and (B) the term "Computer Associates" shall mean Computer Associates and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph (e)(2)) in which Computer Associates beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        2.    Expiration.    Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article NINTH shall expire on the date that Computer Associates ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Computer Associates; and (ii) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that Computer Associates ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal any provision of this Article NINTH in a manner adverse to the interests of Computer Associates, or to adopt any provision adverse to the interests of Computer Associates and inconsistent with any provision of this Article NINTH. Neither the alteration, amendment or repeal of this Article NINTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

        TENTH:  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting after the Corporation consummates the registration of any class of its securities pursuant to the Securities Act of 1933.

        ELEVENTH:  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

        TWELFTH:

        1.    Vote Required to Amend.    Notwithstanding any other provision of the Certificate of Incorporation of the Corporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 66 2/3% of the stock of the Corporation entitled to vote generally in an election of directors voting together as a single class; provided, however, that the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

        2.    No Class Vote On Changes In Authorized Number of Shares Of Preferred Stock.    Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this            day of                         , 2002.

ACCPAC INTERNATIONAL, INC.

By:
/s/ DAVID M. HOOD Name: David M. Hood Title: President

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  Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACCPAC INTERNATIONAL, INC.